UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2017

OCCIDENTAL PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 215-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Occidental Petroleum Corporation (the “Company”) and Christopher G. Stavros, the Company’s former Senior Vice President and Chief Financial Officer, entered into a Separation Agreement, effective June 27, 2017 (the “Separation Agreement”). Under the terms of the Separation Agreement, Mr. Stavros will receive separation pay comprised of: (i) twenty-six biweekly payments of $26,923; (ii) a lump sum payment of $700,000, payable as of June 30, 2018; and (iii) $8,000 in lieu of tax planning assistance for the 2017 tax year. Mr. Stavros will be eligible to participate in the Company’s medical and dental plans at active participant rates through June 30, 2018. In addition, Mr. Stavros will be eligible to receive a prorated annual cash incentive award for the 2017 performance year, payable in the first quarter of 2018, subject to the terms of the Executive Incentive Compensation Plan and the Executive Compensation Committee’s determination of any payout. These payments are subject to Mr. Stavros’s compliance with certain obligations, including confidentiality, non-competition and non-solicitation covenants contained in the Separation Agreement. The Separation Agreement contains a customary release by Mr. Stavros of any claims in favor of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2017	OCCIDENTAL PETROLEUM CORPORATION

	By:	/s/ Glenn Vangolen
	Name:	Glenn Vangolen
	Title:	Senior Vice President, Business Support

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